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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               DT Industries Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                              [DT INDUSTRIES LOGO]

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, OCTOBER 29, 2003

                             ----------------------

To the Stockholders of
DT Industries, Inc.

         The Annual Meeting of Stockholders of DT Industries, Inc., a Delaware corporation, will be held at our corporate headquarters, 907 West Fifth Street, Dayton, Ohio 45407, on Wednesday, October 29, 2003, at 10:00 a.m., Eastern Standard Time, for the following purposes:

         (1) To elect three Class I directors to serve on our Board of Directors for terms of three years or until their successors are elected and qualified;

         (2) To consider and act upon a proposal recommending that the Board of Directors rescind our Rights Agreement; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on September 19, 2003 are entitled to notice of, and to vote at, the meeting.

                                         Order of the Board of Directors,

                                         Dennis S. Dockins
                                         General Counsel and Secretary

Dayton, Ohio
          , 2003

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE URGED TO ATTEND THE ANNUAL MEETING IN PERSON OR BY PROXY. PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                               DT INDUSTRIES, INC.
                              907 WEST FIFTH STREET
                               DAYTON, OHIO 45407

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, OCTOBER 29, 2003

                              ---------------------

                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of DT Industries, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard Time, Wednesday, October 29, 2003, or at any adjournment or postponement thereof. The Annual Meeting will be held at our corporate headquarters, 907 West Fifth Street, Dayton, Ohio 45407. At the Annual Meeting, stockholders will be asked to vote on the election of three Class I directors to our Board of Directors and to consider and act upon a proposal relating to our Rights Agreement. We are not aware of any other matters to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, the person named in the enclosed proxy card will vote the proxy according to his judgment. As used in this Proxy Statement, unless the context indicates otherwise, the terms "we", "us", "our" and "DTI" refer to DT Industries, Inc. and its consolidated subsidiaries.

         We will bear the cost of soliciting proxies. In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies personally or by telephone, e-mail or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward this proxy statement to, and obtain proxies from, beneficial owners of our common stock, $.01 par value ("Common Stock"), held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

         This proxy statement and enclosed form of proxy are first being sent to
stockholders on or about           , 2003.

                RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

         Stockholders of record at the close of business on September 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 23,667,932 shares of Common Stock, each of which is entitled to one vote. No cumulative voting rights exist under our Restated Certificate of Incorporation. For information regarding the ownership of our Common Stock by holders of more than five percent of the outstanding shares and by our management, see "Security Ownership of Certain Beneficial Owners and Management."

             QUORUM; REQUIRED VOTE; ABSTENTIONS AND BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date constitutes a quorum necessary for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, shares represented by directions to withhold authority to vote for any nominee, abstentions and "broker non-votes" will be counted as present at the Annual Meeting. Broker non-votes are executed proxies returned by brokers or banks holding shares on behalf of the beneficial owners of the shares, such as in a brokerage account (sometimes referred to as being held in "street name"), that indicate that the brokers or banks have not received instructions from such beneficial owners and do not have the discretionary authority to vote the shares with respect to a particular matter.

         The three nominees for election as Class I directors who receive the greatest number of votes cast for election of the directors at the Annual Meeting will be elected Class I directors. As a result, withholding your authority to vote for a nominee, abstentions and broker non-votes will not affect the outcome of the election. Approval of the proposal recommending that the Board of Directors rescind our Rights Agreement requires the affirmative vote of the holders of a majority of our Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Broker non-votes will be considered present but not entitled to vote and, therefore, will have no effect on the voting on the Rights Agreement. Abstentions will be considered present and entitled to vote and, therefore, will have the same effect as a vote "against" the Rights Agreement proposal.

                        VOTING AND REVOCATION OF PROXIES

         Stockholders may use the enclosed proxy card if they (1) are unable or do not wish to attend the Annual Meeting in person or (2) wish to have their shares voted by proxy even if they do attend the Annual Meeting. You are encouraged to vote your shares by proxy even if you plan to attend the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting. John M. Casper, the person named as proxy on the enclosed proxy card, was selected by the Board of Directors to serve in that capacity. John M. Casper is our Senior Vice President - Finance and Chief Financial Officer. The shares represented by executed and returned proxies received before the Annual Meeting, and not revoked before they are exercised, will be voted in accordance with the directions indicated thereon. If a stockholder does not indicate how its properly executed unrevoked proxy is to be voted, its shares will be voted for the election of the three Class I nominees set forth herein, against recommending that the Board of Directors rescind the Rights Agreement and in accordance with the Board of Directors' recommendation with respect to any other matters properly coming before the Annual Meeting. Each stockholder can revoke a proxy and change its vote at any time before the Annual Meeting by (1) delivering to our Secretary a written notice revoking the proxy or a later-dated, executed proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (however, if a stockholder attends the Annual Meeting and does not vote, its proxy will still be voted).

         If your shares of Common Stock are held in an account at a brokerage firm or bank, your broker or bank is considered the stockholder of record of those shares and is forwarding these proxy materials to you because you are considered the beneficial owner. You have the right to direct your bank or broker how to vote your shares. If you do not provide these directions and a broker or bank holding your shares returns an executed proxy card indicating that it does not have discretionary authority to vote on the Rights Agreement proposal, this will constitute a broker non-vote and have the effect described above. Your broker or bank has enclosed or provided instructions for how to direct it to vote your shares or how to change such vote.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         Pursuant to our Restated Certificate of Incorporation, our Board of Directors is divided into three classes (Class I, Class II and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting of Stockholders for a three-year term. The terms of the Class I directors expire at the Annual Meeting. James J. Kerley, John F. Logan and Charles F. Pollnow, each of whom is currently serving as a Class I director, have been nominated by our Board, on the recommendation of the Nominating and Corporate Governance Committee, for election as Class I directors at the Annual Meeting for terms of three years each or until their successors are duly elected and qualified, unless they die, resign or are removed from office prior to that time.

         Our Board currently consists of eight members. There are no family relationships among any of our directors or executive officers. Our five directors who do not have terms expiring at the Annual Meeting will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified, unless they die, resign or are removed from office prior to that time.

         All nominees have consented to serve if elected. In the event that any of the nominees should be unable or decline to serve, the person named in the proxy will vote for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. If there is no such substitute nominee, the vacancy will remain open until filled by the Board of Directors or the size of the Board will be reduced. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE NOMINEES NAMED BELOW FOR ELECTION AS A CLASS I DIRECTOR.

         The following material contains information concerning the nominees for election as directors and our other directors.

NOMINEES FOR DIRECTORS

CLASS I (TERM OF OFFICE EXPIRES IN 2003)                  AGE
----------------------------------------                  ---
James J. Kerley.....................                      80

Charles F. Pollnow..................                      71

John F. Logan ......................                      68

CONTINUING DIRECTORS

CLASS II (TERM OF OFFICE EXPIRES IN 2004)                 AGE
-----------------------------------------                 ---
Lee M. Liberman.....................                      82

Stephen J. Perkins..................                      56

CLASS III (TERM OF OFFICE EXPIRES IN 2005)                AGE
------------------------------------------                ---
William H. T. Bush..................                      65

Charles A. Dill.....................                      63

Robert C. Lannert...................                      61

         Mr. Kerley was elected a director of DTI in July 1992, became our Chairman of the Board in May 1997 and served as our interim Chief Executive Officer from September 2000 until November 2000. Mr. Kerley served as the non-executive Chairman of the Board of Directors of Rohr, Inc. from January 1993 to December 1994 and served as its interim President and Chief Executive Officer from January 1993 to April 1993. Mr. Kerley retired from Emerson Electric Co. at the end of 1985 and has served on a number of boards of directors since that time. While active in industry, he was, at various times, the Vice Chairman, Chief Financial Officer and a director of Emerson Electric Co., and Chief Financial Officer and a director of the Monsanto Company and TransWorld Airlines, Inc.

         Mr. Pollnow has been a director of DTI since November 1995. Mr. Pollnow has been the Chairman of the Board, President and Chief Executive Officer of Brulin Corporation, a manufacturer of healthcare, commercial and industrial products with headquarters in Indianapolis, Indiana, since November 1987.

         Mr. Logan was elected a director of DTI in May 1997. He was our President--Automation Group from May 1997 until his retirement in December 1999. From January 1996 through April 1997, he was our President--Assembly Systems Group. Mr. Logan co-founded Advanced Assembly Automation, Inc., ("AAA") in 1984 and served as its President from 1984 to 1996. We acquired AAA in 1994.

         Mr. Liberman has been a director of DTI since May 1994. Mr. Liberman has served as Chairman Emeritus of, and a consultant to, Laclede Gas Company, a natural gas utility, since January 1994. From 1976 to January 1994, he served as Chairman of the Board and a director of Laclede Gas Company and, from 1974 to August 1991, as its Chief Executive Officer. Mr. Liberman has served as a director of CPI Corporation since 1975.

         Mr. Perkins has been our President and Chief Executive Officer and a director of DTI since November 2000. Prior to that time, Mr. Perkins served as President, Chief Operating Officer and Chief Executive Officer-designate from 1999 to early 2000 of Commercial Intertech Corp., a manufacturer of hydraulic components and systems and engineered building systems and products. From 1996 to 1999, Mr. Perkins was President and Chief Executive Officer of Aftermarket Technology Corp., a remanufacturer and a distributor and provider of logistic services to the automotive aftermarket. From 1979 to 1996, Mr. Perkins served in various capacities, including President and Chief Executive Officer from 1983 to 1996, with Senior Flexonics, Inc. Mr. Perkins began his career in 1968 as an industrial engineer with United States Steel and served in various manufacturing management positions with Copperweld Corporation from 1971 to 1979.

         Mr. Bush has been a director of DTI since November 1995. Mr. Bush has been Chairman of the Board of Bush, O'Donnell & Co., Inc., an investment advisory and merchant banking firm located in St. Louis, Missouri, since 1986. Mr. Bush is also a director of Mississippi Valley Bancshares, Inc., the Lord Abbett family of mutual funds of Jersey City, New Jersey, WellPoint Health Networks, Inc., a healthcare provider located in Thousand Oaks, California, and Engineered Support Systems, Inc., a manufacturer of military support equipment and electronics located in St. Louis, Missouri.

         Mr. Dill has been a director of DTI since November 1997. Mr. Dill has been the general partner of Gateway Associates, L.P., a venture capital firm located in St. Louis, Missouri, since November 1995. From 1991 until September 1995, Mr. Dill was President, Chief Executive Officer and a Director of Bridge Information Systems, Inc., an on-line provider of financial and trading data to institutional equity markets. From 1988 until 1990, Mr. Dill was President and Chief Operating Officer of AVX Corporation, a global supplier of capacitors to the electronics industry. From 1963 until 1988, Mr. Dill was employed in various capacities (most recently as Senior Vice President) by Emerson Electric Company. Mr. Dill is also a director of Zoltek Companies, Inc., Stifel Financial Corporation and Transact Technologies, Inc.

         Mr. Lannert has been a director of DTI since January 2002. Mr. Lannert has been Vice Chairman of the board of directors of Navistar International Corporation, a manufacturer of heavy-duty trucks and diesel engines, since April 2002 and has been Chief Financial Officer and a director of Navistar since 1990. Mr. Lannert was an Executive Vice President of Navistar from 1990 to 2002. Mr. Lannert served in a number of financial positions with Navistar and its corporate predecessors from 1964 until his appointment as Chief Financial Officer in 1990.

BOARD AND COMMITTEE MEETINGS; COMMITTEES OF THE BOARD

         The Board of Directors met nine times during the fiscal year ended June 29, 2003. During the fiscal year ended June 29, 2003, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Board of Directors presently maintains an Executive Committee, an Executive Compensation and Development Committee, an Audit and Finance Committee and a Nominating and Corporate Governance Committee.

         The Executive Committee consists of Messrs. Kerley, Bush, Perkins and Liberman and exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee did not meet during the fiscal year ended June 29, 2003.

         The Executive Compensation and Development Committee consists of Messrs. Bush, Logan and Pollnow and reviews and approves our executive and key employee compensation policy, makes recommendations concerning our employee benefit policies and administers our Retirement Income Savings Plan, Cafeteria Benefit Plan and incentive compensation bonus, stock option and long-term incentive plans in effect from time to time, unless otherwise specified in such plan. The Executive Compensation and Development Committee met five times during the fiscal year ended June 29, 2003.

         The Audit and Finance Committee consists of Messrs. Liberman, Dill and Lannert and is responsible for the appointment, compensation and oversight of the work of our independent auditors, pre-approving the services performed by our independent auditors, reviewing financial information prior to public disclosure, and reviewing and evaluating our accounting principles and systems of internal accounting controls. The Audit and Finance Committee met six times during the fiscal year ended June 29, 2003.

         The Nominating and Corporate Governance Committee consists of Messrs. Kerley, Pollnow and Bush and recommends nominees for election to the Board of Directors and oversees our corporate governance policies and practices. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders in accordance with our amended and restated bylaws. The Nominating and Corporate Governance Committee met twice during the fiscal year ended June 29, 2003.

         Mr. Kerley, as Chairman of the Board, serves as a non-voting, ex officio member of the Executive Compensation and Development Committee and the Audit and Finance Committee.

COMPENSATION OF DIRECTORS

         Directors who are employees of DTI receive no additional compensation for serving as directors. Each director who is not an employee receives an annual retainer fee of $30,000 for his services as a director, together with additional fees of $1,500 ($750 for telephonic meetings) for attendance at each meeting of the full Board of Directors and for attendance at each meeting of committees of the Board of Directors (with a per day cap of $2,000 of committee meeting fees). The Chairman of the Board receives an additional annual fee of $150,000 for his services. The chairman of the Audit and Finance Committee receives an additional $5,000 per year for his services, and the chairmen of the Executive Compensation and Development Committee and the Nominating and Corporate Governance Committee each receive an additional $2,500 per year for their services. Directors are also entitled to reimbursement for their expenses incurred in attending meetings. On September 5, 2002, the Board authorized a special payment to Mr. Kerley, our Chairman of the Board, of $150,000, in recognition of his efforts on our behalf during fiscal 2002.

         Pursuant to our Directors Deferred Compensation Plan, each director who is not an employee of DTI must defer $15,000 of his annual retainer fee in Common Stock equivalent units until termination of his directorship. In addition, each such director may defer receipt of all or part of his remaining compensation until termination of his directorship. The value of the required deferred fees reflects a hypothetical investment in our Common Stock. The value of the optional deferred fees reflects a hypothetical investment in our Common Stock or in any combination of the investment funds made available to our employees under our 401(k) plan, in either case up until the time of termination of directorship. All Common Stock equivalent units held in each non-employee director's deferred fee account receive dividend equivalents.

         Directors Stock Option Plan. We maintain a 1994 Directors Non-Qualified Stock Option Plan (the "Directors Stock Option Plan") that provides for the granting of options to our directors who are not employees for up to 100,000 shares of Common Stock.

         Options granted or to be granted under the Directors Stock Option Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Stock Option Plan expire ten years from the date of grant.

         Options granted or to be granted under the Directors Stock Option Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as set forth in the Directors Stock Option Plan. Upon exercise, the exercise price must be paid in full in cash.

         The Directors Stock Option Plan by its express terms provides for the grant of options to each person upon becoming an eligible director with respect to 10,000 shares of Common Stock and the grant of an additional option to each person upon becoming Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the fair market value on the date of grant. In addition, we have adopted a program pursuant to which each eligible director receives an annual grant of options with respect to 1,000 shares of Common Stock at the fair market value on the date of grant. No options were granted under the Directors Stock Option Plan during fiscal 2003 because of the 100,000 shares of Common Stock authorized to be issued pursuant to the Directors Stock Option Plan, options to purchase 98,500 shares were already outstanding. Because there were not enough options to purchase shares remaining under the Directors Stock Option Plan, 1,000 Common Stock equivalent units were granted to each of Messrs. Kerley, Bush, Dill, Lanner, Liberman, Logan and Pollnow as of November 7, 2002.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

         The following table sets forth certain information concerning the beneficial ownership of our Common Stock as of September 1, 2003 by each stockholder who is known by us to own beneficially in excess of 5% of our outstanding Common Stock. Except as otherwise indicated, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock.

                                                                        SHARES OF                  PERCENT OF
           NAME AND ADDRESS                                            COMMON STOCK            OUTSTANDING SHARES
           ----------------                                      -----------------------    -------------------------
State of Wisconsin Investment Board                                    4,459,100 (1)                  18.8%
PO Box 7842
Madison, WI  53707

The Northwestern Mutual Life Insurance Company                         3,754,568 (2)                  15.2%
720 East Wisconsin Avenue
Madison, WI  53202

Ironwood Capital Management, L.L.C.                                    2,775,300 (3)                  11.7%
21 Custom House Street
Boston, MA  02110

Citigroup, Inc.                                                        2,503,038 (4)                  10.3%
425 Park Avenue
New York, NY  10043

David Babson & Company, Inc.                                           2,503,045 (5)                  10.3%
One Memorial Drive, Suite 1100
Cambridge, MA  02142

Putnam, L.L.C.                                                         1,458,058 (6)                   6.3%
One Post Office Square
Boston, MA  02109

Royce & Associates, Inc.                                               1,358,300 (7)                   5.7%
1414 Avenue of the Americas
New York, NY  10019

(1) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G/A dated February 14, 2003 that was filed with the Securities and Exchange Commission (the "Commission") by State of Wisconsin Investment Board.

(2) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G/A dated July 8, 2002 that was filed with the Commission by The Northwestern Mutual Life Insurance Company ("Northwestern"). The 3,754,568 shares of Common Stock beneficially owned by Northwestern includes 1,071,500 shares of Common Stock issuable upon conversion of outstanding trust preferred securities.

(3) The number of shares of Common Stock shown as beneficially owned was derived from information provided by Ironwood Capital Management, LLC ("ICM") and a Schedule 13G dated March 11, 2003 that was filed with the Commission jointly by ICM, Warren J. Isabelle ("Isabelle"), Richard L. Droster ("Droster") and Donald Collins ("Collins"). According to the
      Schedule 13G, ICM, Isabelle, Droster and Collins each has shared voting power with respect to 1,960,400 shares of Common Stock and shared dispositive power with respect to 2,775,300 shares of Common Stock.

(4) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G/A dated September 11, 2002 that was filed with the Commission jointly by The Travelers Indemnity Company ("Indemnity"), The Travelers Insurance Group Holdings Inc. ("TIGHI"), Travelers Property Casualty Corp. ("TAP"), Citigroup Insurance Holding Corporation ("CIH"), Associated Madison Companies, Inc. ("AMAD") and Citigroup Inc. ("Citigroup"). According to the Schedule 13G/A, Indemnity, TIGHI and TAP have shared voting and dispositive power with respect to 1,451,762 shares of Common Stock, and CIH, AMAD and

      Citigroup have shared voting and dispositive power with respect to 2,503,038 shares of Common Stock. This amount includes 714,286 shares of Common Stock issuable upon conversion of outstanding trust preferred securities.

(5) The number of shares of common stock shown as beneficially owned was derived from a Schedule 13G dated October 31, 2002 that was filed with the Commission by David Babson & Company, Inc., reflecting beneficial ownership of 2,503,045 shares of common stock. This amount includes 714,286 shares of common stock issuable upon conversion of outstanding trust preferred securities.

(6) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G/A dated February 5, 2003 that was filed with the Commission jointly by Putnam, LLC, d/b/a Putnam Investments ("Putnam Investments"), Marsh & McLennan Companies, Inc. ("Marsh"), Putnam Investment Management, LLC ("PIM") and Putnam Advisory Company, LLC ("PAC"). According to the Schedule 13G/A: (a) Putnam Investments has shared voting power with respect to 429,305 shares of Common Stock and shared dispositive power with respect to 1,485,058 shares of Common Stock,
      (b) PIM has shared dispositive power with respect to 428,635 shares of Common Stock, and (c) PAC has shared voting power with respect to 429,305 shares of common stock and shared dispositive power with respect to 1,056,423 shares of Common Stock.

(7) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13F dated June 30, 2003 that was filed with the Commission by Royce & Associates, Inc. ("Royce").

BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of our Common Stock and Common Stock equivalent units as of September 1, 2003 by each director, by each of the executive officers and by all directors and executive officers as a group.

                                                  SHARES OF COMMON          PERCENT OF             COMMON STOCK
          NAME OF BENEFICIAL OWNER                     STOCK            OUTSTANDING SHARES      EQUIVALENT UNITS(8)
          ------------------------                     -----            ------------------      -------------------
William H.T. Bush............................         24,500(1)                  *                     16,478
John M. Casper...............................         98,000(2)                  *                         --
Charles A. Dill..............................         21,500(1)                  *                     51,934
James J. Kerley..............................         26,500(3)                  *                    110,663
Robert C. Lannert............................             --                     *                     21,349
Lee M. Liberman..............................         34,000(1)                  *                     42,796
John F. Logan................................         10,250(4)                  *                     29,910
Stephen J. Perkins...........................        225,000(5)                  *                         --
Charles F. Pollnow...........................         19,000(1)                  *                     53,545
John F. Schott ..............................         77,800(6)                  *                         --
All directors and executive officers as a
 group (10 persons)..........................        536,550(7)                 2.3%                  326,675

------------------
*     Less than 1.0%.

(1) Includes 11,500 shares issuable pursuant to options currently exercisable or exercisable within 60 days of September 1, 2003.

(2) Includes 8,000 shares issuable pursuant to options exercisable within 60 days of September 1, 2003.

(3) Includes 21,500 shares issuable pursuant to options currently exercisable or exercisable within 60 days of September 1, 2003.

(4) Includes 250 shares issuable pursuant to options currently exercisable or exercisable within 60 days of September 1, 2003.

(5) Includes 200,000 shares of restricted Common Stock of which 100,000 shares are already vested and 100,000 shares will vest November 6, 2003.

(6) Includes 44,800 shares issuable pursuant to options currently exercisable or exercisable within 60 days of September 1, 2003.

(7)   See footnotes (1) through (6).

(8) These Common Stock equivalent units are credited under our Directors Deferred Compensation Plan. The value of the Common Stock equivalent units mirrors the value of our Common Stock. The amounts ultimately realized by our directors will reflect changes in the market value of our Common Stock from the date of grant until the date of payout. The Common Stock equivalent units do not have voting rights, but are credited with dividend equivalents.

                               EXECUTIVE OFFICERS

         The following provides certain information regarding our executive officers who are appointed by and serve at the pleasure of the Board of
Directors:

                NAME                       AGE                            POSITION(S)
                ----                       ---                            -----------
Stephen J. Perkins..................       56             President and Chief Executive Officer (1)

John M. Casper......................       58             Senior Vice President - Finance and Chief Financial
                                                          Officer

John F. Schott......................       58             President - Detroit Tool and Engineering and
                                                          Precision Assembly

---------------
(1)   See information under "Election of Directors."

         Mr. Casper has served as our Senior Vice President - Finance and Chief Financial Officer since January 22, 2001. Mr. Casper served from July 1997 until January 2001 as an independent financial consultant to small family-owned companies. From February 1994 to July 1997, Mr. Casper was Vice President and Chief Financial Officer of Petrolite Corporation, a specialty chemical manufacturer supplying the oil field market. From 1987 to February 1994, Mr. Casper was Executive Vice President-International and Chief Financial Officer of Mitek, Inc.

         Mr. Schott served as our Chief Operating Officer from January 10, 2001 until July 31, 2003. As of August 1, 2003, Mr. Schott was appointed President of our combined Detroit Tool and Engineering and Precision Assembly operations. Mr. Schott has served in various capacities with DTI since 1990, including President of the Precision Assembly sector of our Automation Group, President of Detroit Tool and Engineering Company, President of the Peer Welding Systems division, and engineering manager of Advanced Assembly Automation, Inc.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to our chief executive officer and our other two executive officers for services rendered in all capacities to us during the fiscal years ended June 24, 2001, June 30, 2002 and June 29, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION                        AWARDS
                                      --------------------------------------    ---------------------------
                                                                OTHER ANNUAL     RESTRICTED      SECURITIES      ALL OTHER
NAME AND PRINCIPAL                      SALARY       BONUS      COMPENSATION       STOCK         UNDERLYING     COMPENSATION
    POSITION               YEAR         ($)(1)     ($)(2)(3)        ($)          AWARDS ($)       OPTIONS          ($)(5)
------------------------   ----       ----------   ----------   ------------    -----------      ----------     ------------
Stephen J. Perkins         2003       $  462,000          ---          ---              ---             ---      $    1,974
   President and Chief     2002       $  480,000   $  250,000   $  108,655(4)           ---             ---      $   14,437
   Executive Officer       2001(6)    $  309,230   $  192,000          ---       $  711,520(7)       80,000(8)   $    7,405
---------------------------------------------------------------------------------------------------------------------------
John M. Casper             2003       $  255,070          ---          ---              ---             ---      $    4,449
   Senior Vice             2002       $  251,258   $  110,000   $   54,213(9)    $  125,000(10)         ---      $   10,056
   President -
   Finance and Chief
   Financial Officer       2001(11)   $  108,016   $   50,000          ---       $   36,880(10)      20,000      $    2,770
---------------------------------------------------------------------------------------------------------------------------
John F. Schott             2003       $  255,070          ---          ---              ---             ---      $    4,699
   Former Chief            2002       $  237,508   $   90,000   $   56,163(12)   $   62,500(13)         ---      $    8,439
   Operating Officer       2001       $  211,466   $   51,406          ---       $   70,000(13)         ---      $   12,255
   and President -
   Detroit Tool and
   Engineering and
   Precision Assembly(14)

(1) Includes amounts deferred under the 401(k) feature of our Retirement Income Savings Plan and under our Non-Qualified Deferred Compensation Plan.

(2) Reflects bonus payments earned during the fiscal year, all or a portion of which may have been paid in a subsequent fiscal year.

(3) The bonuses paid to Messrs. Perkins and Casper in fiscal 2002 were in recognition of the special efforts each of them made in connection with our financial recapitalization transaction and corporate restructuring. The bonus paid to Mr. Perkins in fiscal 2001 was pursuant to his employment agreement. The bonus paid to Mr. Casper in fiscal 2001 was pursuant to a recommendation by the Executive Compensation and Development Committee of our Board of Directors.

(4) Includes $80,451 paid to Mr. Perkins to reimburse him for expenses incurred in connection with his relocation to Dayton, Ohio and for taxes related to such reimbursement.

(5) Represents company contributions under our Retirement Income Savings Plan and Non-Qualified Deferred Compensation Plan and the payment of premiums for term life insurance for the benefit of the executive officers. The company contributions were $7,125, $14,140 and $1,800 for Mr. Perkins in 2001, 2002 and 2003, respectively; $2,560, $9,759 and $4,275 for Mr. Casper in 2001, 2002 and 2003, respectively; and $11,835, $8,178 and $4,525 for Mr. Schott in 2001, 2002 and 2003,
         respectively. The term life insurance premiums were $280, $297 and $174 for Mr. Perkins in 2001, 2002 and 2003, respectively; $210, $297 and $174 for Mr. Casper in 2001, 2002 and 2003, respectively; and $420, $261 and $174 for Mr. Schott in 2001, 2002 and 2003, respectively.

(6) Reflects compensation earned from November 6, 2000, the commencement of Mr. Perkins' employment with DTI.

(7) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 29, 2003, Mr. Perkins held 200,000 shares of restricted stock with an aggregate market value of $470,000. Of these 200,000 shares of restricted stock, 100,000 shares vested November 6, 2002 and 100,000 shares will vest November 6, 2003. Dividends will be paid on such shares of restricted stock if and when the Board pays dividends on our Common Stock.

(8) These options were terminated in connection with the issuance of the restricted shares referenced in footnote (7) above.

(9) Includes $38,711 paid to Mr. Casper to reimburse him for expenses incurred in connection with his relocation to Dayton, Ohio and for taxes related to such reimbursement.

(10) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 29, 2003, Mr. Casper held 30,000 shares of restricted stock with an aggregate market value of $70,500. During the fiscal year ended June 30, 2002, Mr. Casper was awarded 20,000 shares of restricted stock, 5,000 shares of which vested on each of September 12, 2002 and September 12, 2003, and 5,000 shares of which will vest on each of September 12, 2004 and September 12, 2005. During the fiscal year ended June 24, 2001, Mr. Casper was awarded 10,000 shares of restricted stock, 2,500 shares of which vested on each of January 22, 2002 and January 22, 2003, and 2,500 shares of which will vest on each of January 23, 2004 and January 22, 2005. Dividends will be paid on such shares of restricted stock if and when the Board pays dividends on our Common Stock.

(11) Reflects compensation earned from January 22, 2001, the commencement of Mr. Casper's employment with DTI.

(12) Includes $39,868 paid to Mr. Schott to reimburse him for expenses incurred in connection his relocation to Dayton, Ohio and for taxes related to such reimbursement.

(13) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 29, 2003, Mr. Schott held 30,000 shares of restricted stock with an aggregate market value of $70,500. During the fiscal year ended June 30, 2002, Mr. Schott was awarded 10,000 shares of restricted stock, 2,500 shares of which vested on each of September 12, 2002 and September 12, 2003, and 2,500 of which will vest on each of September 12, 2004 and September 12, 2005. During the fiscal year ended June 24, 2001, Mr. Schott was awarded 20,000 shares of restricted stock, 5,000 shares of which vested on each of April 24, 2002 and April 24, 2003, and 5,000 shares of which will vest on each of April 24, 2004 and April 24, 2005. Dividends will be paid on such shares of restricted stock if and when the Board pays dividends on our Common Stock.

(14) Mr. Schott was appointed Chief Operating Officer on January 10, 2001. Prior to this, Mr. Schott served in various non-executive officer capacities for us. As of August 1, 2003, Mr. Schott was appointed President of our combined Detroit Tool and Engineering and Precision Assembly operations.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.

         Stephen J. Perkins

         Effective November 2000, we entered into a three-year employment agreement with Mr. Perkins, our President and Chief Executive Officer, the term of which is subject to automatic one-year extensions unless either party gives the required notice. The employment agreement provides that Mr. Perkins will receive an initial annual base salary of $480,000, subject to increase each year at the Board's discretion, a guaranteed cash bonus for fiscal 2001 equal to 60% of the base salary actually paid to Mr. Perkins in fiscal 2001 and annual incentive compensation for other fiscal years based on DTI and Mr. Perkins meeting performance criteria. Pursuant to the employment agreement, we entered into an agreement with Mr. Perkins for the issuance of 200,000 restricted shares of Common Stock to him. Under the agreement, Mr. Perkins is also entitled to participate in our executive compensation and employee benefit plans and programs, including long-term incentive plans, deferred compensation plans, health and medical insurance programs, 401(k) and other savings plans. We are also obligated to pay country club membership dues, a $1,250 monthly automobile allowance and personal income tax return preparation expenses for Mr. Perkins. The agreement also contains non-competition and confidentiality provisions applicable to Mr. Perkins.

         In November 2000, we also entered into a termination and change of control agreement with Mr. Perkins. This agreement provides that if Mr. Perkins' employment is terminated due to death, normal retirement or disability, he will be entitled to the unpaid portion of his salary and business expenses, vested, nonforfeitable amounts under benefit plans, and an amount equal to the average annual incentive compensation paid to him in the three fiscal years immediately preceding the year of termination, as prorated through his date of termination. In addition, his stock options will become exercisable and his restricted stock and performance shares will become vested to the extent and for the periods indicated in the relevant plans and programs. If his termination is due to disability, he also will continue to receive certain benefits.

         The termination and change of control agreement further provides that if we terminate Mr. Perkins' employment for cause, or if he voluntarily terminates his own employment without good reason, he will be entitled to receive the unpaid portion of his salary and business expenses for the current year, as well as any vested, nonforfeitable amounts in our compensation and benefits plans.

         If we terminate Mr. Perkins' employment without cause prior to a change in control, he will continue to be covered by certain benefit plans for two years, and he will be entitled to the unpaid portion of his salary and business expenses for the current year, any vested, nonforfeitable amounts in our compensation and benefits plans, brokerage commissions for the sale of his house, a payment equal to twice his annual base salary and target bonus, and an additional payment equal to 60% of his prorated annual base salary. In addition, his stock options will become exercisable, and his restricted stock and performance shares will become vested to the extent and for the periods indicated in the relevant plans and programs.

         The agreement also provides that Mr. Perkins' employment will continue for three years after a change in control. If, during that time, we terminate Mr. Perkins' employment without cause, or if he voluntarily terminates his own employment for good reason, he will continue to be covered by certain benefit plans for three years, and he will be entitled to the unpaid portion of his salary and business expenses for the current year, a percentage of the current year's bonus, certain performance-based compensation, outplacement services, brokerage commissions for the sale of his house, a payment equal to three times his annual base salary and target bonus, and any vested, nonforfeitable amounts in our compensation and benefits plans. In addition, his stock options shall become exercisable, and his restricted stock and performance shares will become vested to the extent and for the periods indicated in the relevant plans and programs.

         John M. Casper and John F. Schott

         In January 2001, we entered into a two-year employment agreement with Mr. Casper, our Chief Financial Officer and Executive Vice President-Finance, and in May 2001, we entered into a nearly identical two-year employment agreement with Mr. Schott, then our Chief Operating Officer and now President of our combined Detroit Tool and Engineering and Precision Assembly operations. Both agreements are subject to automatic one-year extensions unless either party serves the required notice. The respective employment agreements provide for an annual base salary of at least $250,000 and $235,008 for Mr. Casper and Mr. Schott, respectively. The employment agreements contain non-competition and confidentiality provisions. The employment agreements also provide that Mr. Casper and Mr. Schott are each entitled to receive benefits and perquisites that are made available to all senior executives. Further, subject to the provisions of the change of control agreements described below, if we terminate the employment of Mr. Casper or Mr. Schott for any reason other than death, disability or cause, or if they voluntarily terminate their employment for good reason, the agreements provide that they will be entitled to receive their base salary and certain benefits for at least one year.

         In January 2001, we also entered into a change of control agreement with Mr. Casper, and in May 2001, we entered into a nearly identical change of control agreement with Mr. Schott. The respective change of control agreements provide that the employment of Mr. Casper and Mr. Schott will continue for at least two years after a change of control. Upon a change of control, previously granted stock options and restricted shares will become fully vested and exercisable. The agreements further provide that, after a change in control, if we terminate their employment without cause, or if they voluntarily terminate their employment for good reason, their benefits under qualified retirement plans will be fully vested, they will continue to be covered by certain medical, dental and vision benefits for two years and will be entitled to the unpaid portion of their respective salary and business expenses for the current year, a payment equal to two times their respective annual base salary and target bonus, and any vested, nonforfeitable amounts in our compensation and benefits plans.

OPTIONS

         No options were granted during the fiscal year ended June 29, 2003 to our executive officers. There were no SARs granted to or exercised by our executive officers in fiscal 2003, or outstanding as of June 29, 2003.

         None of the executive officers exercised options in fiscal 2003. The following table sets forth information concerning the unexercised options held by our executive officers as of June 29, 2003:

                          FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED,
                                   UNDERLYING UNEXERCISED                IN-THE-MONEY
                                         OPTIONS AT                       OPTIONS AT
      NAME                             JUNE 29, 2003                  JUNE 29, 2003 (1)
     -----                       ---------------------------     ---------------------------
                                 EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                                 -----------   -------------     -----------   -------------
Stephen J. Perkins                    ---             ---            ---           ---
John M. Casper                      8,000          12,000            ---           ---
John F. Schott                     42,800           8,000            ---           ---

-----------------------
(1) The value per option is calculated by subtracting the exercise price per option from the closing price of our Common Stock on the Nasdaq National Market on June 27, 2003, the last trading day before our fiscal year end. Based on this calculation, none of the unexercised options held by our executive officers were in-the-money at June 29, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of June 29, 2003, our Executive Compensation and Development Committee consisted of Messrs. Bush, Pollnow, and Logan. Mr. Logan was formerly an executive officer of DTI until his retirement on December 31, 1999.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

         The Executive Compensation and Development Committee (the "Committee"), whose principal purpose is to administer our executive and key employee compensation policies, is composed entirely of non-employee members of our Board of Directors. It reviews, recommends and approves changes to our compensation policies and programs for our chief executive officer and other senior executives and certain key employees of our business units whose annual base salaries exceed $100,000. In addition to its authority in areas of cash compensation, the Committee administers our stock incentive plans and agreements and approves grants to be made in connection therewith.

         In the Committee's discharge of its responsibilities, it considers the compensation of our chief executive officer, other senior executive officers and certain other key employees as described above, sets overall policy and considers in general the basis of the levels of compensation of other key contributing employees.

         POLICY AND OBJECTIVES. Recognizing its role as a key representative of our stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with our economic well-being. Because the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with our operating performance. In this way, objectives under a variety of compensation programs should eventually reflect our overall performance. By adherence to the compensation program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of our business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long-range incentives consisting primarily of grants of stock options and restricted stock. From time-to-time, the Committee retains independent compensation and benefits consultants to evaluate our compensation programs and advise the Committee in connection with the development of compensation programs.

         BASE SALARY. As a general principle, base salaries for our chief executive officer, as well as other executive and key officers, are set by the Committee using salary data for similar positions in companies that match our size in sales and earnings as a guideline. Target total cash compensation for each of our executive officers generally approximates the median amount in the salary data for the corresponding position. The Committee anticipates that it will continue to periodically update the salary surveys of companies comparable to us as a component in the determination of base salary for executive officers. In addition, the performance of each key executive is evaluated annually and salary adjustments are based on various factors, including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly-traded securities, reduction of debt, personal performance, and position in the salary study or survey range. The Committee approves base salary adjustments for executive officers, including our chief executive officer, and other key officers. Salary, incentive compensation and severance arrangements for our current president and chief executive officer were established by November 2000 agreements approved by the Board of Directors. As of April 1, 2003, our president and chief executive officer, senior vice president-finance and chief financial officer, and chief operating officer each voluntarily agreed to a 15% salary reduction.

         CASH INCENTIVE COMPENSATION. To reward performance, our chief executive officer and other executives and key employees are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer and key employee is predicated on our financial performance as a whole, the performance of the operations within the individual's area of responsibility, and an assessment of each participant's relative role in achieving our annual financial objectives as well as each such person's contributions of a strategic nature in maximizing stockholder value. Bonuses for corporate office executives and key employees, including our chief executive officer, our senior vice president--finance and chief financial officer, and chief operating officer, are calculated by reviewing corporate performance and determining, based on such performance, what percentage of a target incentive each of the individuals should receive; and by reviewing such person's contributions of a strategic nature in maximizing stockholder value. Bonuses for executives and key employees whose area of management responsibility is primarily limited to one or more of our business units are calculated by reviewing the performance of those units with respect to several operating measures and determining, based on such performance, what percentage of target compensation each such executive or key employee should receive. The Committee may award discretionary bonuses for individuals whose applicable business units fail to meet financial performance objectives. The Committee awarded no bonuses to our president and chief executive officer and our other executive officers with respect to fiscal 2003.

         STOCK-BASED INCENTIVES. Our 1994 Employee Stock Option Plan (the "1994 Plan") and 1996 Long-Term Incentive Plan (the "LTIP") are long-term incentive programs intended to promote our interests by attracting and retaining exceptional executive personnel and other key employees, motivating such employees by means of stock options, restricted stock and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in our long-term growth and financial success. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent our desire to permit executives and other key employees to obtain an ownership position and a proprietary interest in our Common Stock.

         Under the 1994 Plan, approved by the stockholders, stock option grants are approved, from time to time, by the Committee. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. Stock options granted under the plan during fiscal 2003 have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and vest 20% annually.

         The LTIP is also administered by the Committee. The LTIP provides for the granting of four types of awards on a stand alone, combination, or tandem basis, specifically, nonqualified stock options, incentive stock options, restricted stock and performance stock awards. During fiscal 2003, the Committee made no stock-based awards to our president and chief executive officer and our other executive officers.

         INTERNAL REVENUE CODE LIMITS ON EXECUTIVE COMPENSATION. Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any "covered employee" within the meaning of Section 162(m). However, performance-based compensation that has been approved by a company's stockholders is excluded from this limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162 (m). The Committee intends to provide for the tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is in the long-term best interests of DTI and is compatible with its determinations as to the most appropriate compensation of our executive officers. The Committee therefore reserves the authority to award non-deductible compensation in circumstances it deems appropriate to do so.

                                Executive Compensation and Development Committee

                                William H.T. Bush, Chairman
                                John F. Logan
                                Charles F. Pollnow

PERFORMANCE GRAPH

         The following graph presents the cumulative total return for DTI, the Nasdaq Market Index, and a peer group ("Peer Group") consisting of 46 U.S. companies traded on various exchanges and in the over-the-counter market in the same Standard Industrial Code (SIC) group as DTI (SIC Code 3559 - Special Industrial Machinery; Not Elsewhere Classified), assuming the investment of $100 on June 26, 1998 and reinvestment of any dividends. The Peer Group includes DTI. The Nasdaq and the Peer Group data have been provided by Zacks Investment Research, Martinez, California, without independent verification.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                               [Performance graph]

Company/Index/Market         6/26/98     6/28/99     6/23/00      6/22/01      6/28/02       6/27/03
--------------------         -------     -------     -------      -------      -------       -------
DT Industries, Inc.         $  100.00   $   34.36   $   37.80    $   23.56    $   13.74     $   9.23

Nasdaq Market Index         $  100.00   $  136.54   $  205.68    $  108.85    $   78.27     $  86.94

Peer Group                  $  100.00   $  174.93   $  383.77    $  236.07    $  174.06     $ 142.40

                                   PROPOSAL 2:
  PROPOSAL CONCERNING RECOMMENDING THAT THE BOARD RESCIND OUR RIGHTS AGREEMENT

         Our Rights Agreement (the "Rights Agreement") was adopted by the Board of Directors on August 18, 1997 and subsequently amended on November 5, 1998 and November 17, 2000. As discussed below, the primary purpose of the Rights Agreement (also referred to as a "poison pill") is to enhance the Board's ability to protect and maximize stockholder value in the event another party attempts to acquire control of the company.

         The State of Wisconsin Investment Board ("SWIB") is our largest stockholder. See "Security Ownership of Certain Beneficial Owners and Management" for a description of SWIB's holdings of our Common Stock. Pursuant to a Letter Agreement between us and SWIB, dated November 20, 2000, we have agreed to submit the Rights Agreement to a vote of our stockholders at this Annual Meeting and each annual meeting of our stockholders held every three (3) years after this Annual Meeting so long as the Rights Agreement is then in effect. If a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, vote in favor of recommending that the Rights Agreement be rescinded, then the Board of Directors will strongly consider rescinding the Rights Agreement.

OUR STATEMENT IN OPPOSITION OF PROPOSAL 2

         We believe that rescission of the Rights Agreement is not in the best interests of our stockholders, and recommend that stockholders vote AGAINST rescission of the Rights Agreement, for the reasons stated below.

         The Rights Agreement is designed to:

         - help build long-term value for our stockholders by protecting them against unfair or coercive takeover attempts;

         - ensure that stockholders are treated fairly and equally in the event of an unsolicited offer to acquire us; and

         -        obtain fair value in the event we are sold.

         The Board's primary objective in adopting the Rights Agreement was, and in maintaining the Rights Agreement continues to be, the preservation and maximization of stockholder value.

         The Rights Agreement is not intended to, nor does it, preclude any potential takeover proposals that the Board of Directors determines, in the exercise of its fiduciary duties, is at a price and on terms that are fair and in the best interests of our stockholders. Rather, the Rights Agreement is intended in part to discourage a "creeping acquisition" of control whereby an acquiror may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure stockholders, potentially squeeze stockholders out of their investment without any viable alternatives, and deprive stockholders of the full value of their stock. Small stockholders are particularly vulnerable to creeping acquisitions and partial or two-tiered tender offers and the Board believes that the Rights Agreement is a significant tool to protect stockholders against these tactics.

         Our Board of Directors is comprised of a majority of outside directors. If presented with any unsolicited bid for DTI, our directors must act in accordance with their fiduciary duties under Delaware corporate law. Specifically, Delaware corporate law imposes a fiduciary duty on our Board of Directors to act in the best interest of our stockholders, which we believe includes protecting stockholders from unfair and abusive takeover tactics. This duty requires the Board to evaluate the merits of every acquisition proposal presented to us and take measures to ensure that stockholder value is maximized in connection with any such proposals. Based upon the collective business experience and knowledge of the Board of Directors and its advisers, the adoption of the Rights Agreement was, and any future decision of the Board whether to rescind the Rights Agreement in light of an acquisition proposal would be, in accordance with these responsibilities. Among other things, a major function of the Rights Agreement is to give the Board a greater period of time to evaluate an acquisition offer, investigate alternatives and take steps to maximize stockholder value. A second major function of the Rights Agreement is to induce a bidder for DTI to negotiate with the Board, thus strengthening the Board's bargaining position with potential acquirors for the benefit of all stockholders. In this fashion, the Rights Agreement is designed to assist the Board, as elected representatives of the stockholders, in obtaining the best price and other terms if a change of control transaction should occur.

         Based upon the factors outlined above, we believe that the Rights Agreement should be retained and that rescission of the Rights Agreement would deprive the Board of an important and effective tool to protect stockholders and may deprive stockholders of substantial economic benefits in the future. We instead believe that any decision to rescind the Rights Agreement should be made in the context of a specific acquisition proposal. It is important to remember that hostile acquirers are often interested in obtaining control of companies in the least expensive manner possible. In attempting to do so, acquirors often engage in tactics that are not in the best interest of our stockholders. We believe that the Rights Agreement provides the Board with a necessary degree of control in a takeover situation by providing it maximum flexibility to evaluate a takeover proposal in a rational manner to determine whether, in the exercise of its fiduciary duties, the proposed offer adequately reflects the value of the company and is in the interests of all stockholders.

         IT IS FOR THESE REASONS THAT WE BELIEVE THAT THE STOCKHOLDERS SHOULD VOTE "AGAINST" RECOMMENDING THAT THE BOARD RESCIND THE RIGHTS AGREEMENT.

                              INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP has served as our independent public accountants since fiscal 1993. Our Audit and Finance Committee has not yet appointed an auditor for the fiscal year ending June 27, 2004 because it is currently evaluating our audit needs in light of the consolidation of our operations pursuant to our recent corporate restructuring. A representative of PricewaterhouseCoopers LLP will be in attendance at the Annual Meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

                       AUDIT AND FINANCE COMMITTEE REPORT

         A copy of our current Audit and Finance Committee Charter is attached to this proxy statement as Appendix A.

         The Audit and Finance Committee has reviewed and discussed our fiscal 2003 audited financial statements with management and PricewaterhouseCoopers LLP, our independent auditors. We discussed with PricewaterhouseCoopers LLP the results of its audit and examination of our fiscal 2003 financial statements, its evaluation of our internal controls and the overall assessment of the quality of our financial accounting and reporting functions. We also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit and Finance Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1"). The Audit and Finance Committee has reviewed the materials received from the independent auditors and has met with representatives of PricewaterhouseCoopers LLP to discuss the auditor's independence. The Audit and Finance Committee has considered whether the tax consulting, tax planning and other non-audit services provided by PricewaterhouseCoopers LLP to us are compatible with maintaining the auditor's independence.

         Based on the Audit and Finance Committee's review of the above items and the discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that our audited fiscal 2003 financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2003 for filing with the Commission.

         Each member of the Audit and Finance Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         This report is submitted by the members of the Audit and Finance Committee.

                                              Lee M. Liberman, Chairman
                                              Charles A. Dill
                                              Robert C. Lannert

AUDIT FEES

         For the fiscal year ended June 29, 2003, PricewaterhouseCoopers LLP billed us $615,000 for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q during such fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         For the fiscal year ended June 29, 2003, PricewaterhouseCoopers LLP neither rendered, nor billed us for, professional services related to financial information systems design and implementation.

ALL OTHER FEES

         For the fiscal year ended June 29, 2003, PricewaterhouseCoopers LLP billed us $527,728 for services other than those described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above. These services primarily consisted of tax consulting and planning services and services relating to the preparation and review of Commission filings other than our regular periodic reports on Forms 10-K and 10-Q.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, based solely on review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 29, 2003.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Rule 14a-8 of the Securities Exchange Act of 1934 currently provides that stockholder proposals for the 2004 Annual Meeting must be received at our principal executive office no later than June 3, 2004 to be considered by us for possible inclusion in the proxy materials for the 2004 Annual Meeting.

         In addition, our amended and restated bylaws provide that stockholders desiring to bring business before the 2004 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to us no earlier than 150 days and no later than 90 days before the date of the 2004 Annual Meeting, which we currently plan to hold on or about November 10, 2004. The written notice must include the information required by Section 14 of our amended and restated bylaws. These bylaw requirements for advance notice of stockholder proposals are separate and apart from the Commission requirements of Rule 14a-8 described above.

                              FINANCIAL INFORMATION

         Our 2003 Annual Report to Stockholders, which contains our Form 10-K for the fiscal year ended June 29, 2003, as filed with the Commission, is enclosed with this Proxy Statement. WE WILL PROVIDE, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL STOCKHOLDER AS OF SEPTEMBER 19, 2003, WHO SO REQUESTS IN WRITING, A COPY OF THE EXHIBITS FILED WITH THE FORM 10-K. ANY SUCH REQUEST SHOULD BE DIRECTED TO DT INDUSTRIES, INC., 907 WEST FIFTH STREET, DAYTON, OHIO 45407, ATTENTION: DENNIS S. DOCKINS, GENERAL COUNSEL AND SECRETARY.

         You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                             By Order of the Board of Directors,

                                             Dennis S. Dockins
                                             General Counsel and Secretary

          , 2003

                                   APPENDIX A

                               DT INDUSTRIES, INC.

                       AUDIT AND FINANCE COMMITTEE CHARTER

A.       Purpose

         The Audit and Finance Committee (the "Committee") shall provide assistance to the members of the Board of Directors (the "Board of Directors" or the "Board") of DT Industries, Inc. (the "Company") in fulfilling their oversight functions with respect to the quality, integrity and annual independent audit of the Company's financial statements. In so doing, the Committee is responsible for the appointment, compensation and oversight of the Company's independent accountants that audit the Company's financial statements (the "Auditors"). The Committee's goal shall be to maintain free and open means of communication between the members of the Board, the Auditors, and the Company's management and internal audit staff. The Committee shall also assist the Board in reviewing the Company's financing and capital structure. The Committee's functions are enumerated in Section C of this Charter.

         While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Auditors. However, the Committee shall review the audit plan and may make suggestions with respect thereto, particularly with respect to any concern it may have as to the adequacy of the audit plan to meet fully the requirements of any regulatory body having jurisdiction over the Company and its financial statements. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Committee to assure the Company's compliance with laws and regulations or compliance with the Company's code of ethical conduct. The primary responsibility for these matters rests with the Company's management.

         In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. The Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

B.       Composition

         The Committee shall be comprised of at least three members. Each member of the Committee shall satisfy the requirements, including independence and experience, of (1) the Sarbanes-Oxley Act of 2002 (the "S-O Act") and the rules promulgated by the Securities Exchange Commission (the "SEC") pursuant thereto,
(2) the National Association of Securities Dealers for companies listed on the Nasdaq National Market, (3) any other applicable laws, rules or regulations and
(4) Sections 1 and 11 of Article III of the Company's Amended and Restated Bylaws; provided, however, that only one such member must be considered by the Board to be a financial expert, consistent with Section 407 of the S-O Act and the rules promulgated by the SEC pursuant thereto. Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.

C.       Functions

         The Committee's oversight functions may be divided into the following general categories: (1) assessing internal controls established by the Company's management, (2) overseeing financial reporting, (3) evaluating internal and independent audit processes, (4) overseeing the Company's financing and capital structure and (5) other functions. The Committee shall:

         1.       Internal Controls Processes

                  a. Review periodically with the Auditors, the Company's management and the Company's internal audit staff the adequacy and effectiveness of the design and operation of the Company's internal controls to record, process, summarize and report financial data, including the ability of such internal controls to expose illegal or improper payments, transactions or procedures.

                  b. Review periodically the Company's Code of Ethics and the Company's program to monitor compliance with the Code of Ethics.

                  c. Review periodically with the Company's general counsel and outside legal counsel legal and regulatory matters that could have a significant effect on the Company's financial statements.

                  d. Review with the Company's management and internal audit staff and the Auditors any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and recommend to management that it take such action with respect thereto as appropriate, including the engagement of independent forensic auditors in those cases in which the Committee feels such engagement is required.

                  e. Review periodically with the Company's management the Company's risk assessment and risk management policies.

                  f. Review with the Company's management and internal audit staff and the Auditors the extent to which changes or improvements to the Company's internal controls, as approved by the Committee, have been implemented.

         2.       Reporting Processes

                  a. Review with the Company's management and internal audit staff and the Auditors the Company's audited annual consolidated financial statements, including any opinion or report rendered by the Auditors, and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's annual report on Form 10-K with the SEC and, if applicable, recommend to the Board that such financial statements be included in the Form 10-K.

                  b. Review with the Company's management and internal audit staff and the Auditors the Company's unaudited interim consolidated financial statements and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's quarterly reports on Form 10-Q with the SEC. A quorum for meetings to review such financial statements shall be one of the Committee members, but all Committee members will be invited to participate.

                  c. Review with the Company's management and internal audit staff and the Auditors the Company's earnings releases prior to their public dissemination. Review with the Company's management all other communications made by the Company to third parties that contain material, non-public financial information regarding the Company prior to dissemination to such third parties. A quorum for meetings to review such earnings releases, information and guidance shall be one of the Committee members, but all Committee members will be invited to participate.

                  d. Based upon discussions with, and reliance upon, the Company's management and internal audit staff and the Auditors, cause to be prepared a report for inclusion in the Company's annual meeting proxy statement, which report will satisfy the requirements of Item 7(d)(3) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Committee will provide any other audit committee-related disclosure required in filings with the SEC (including, without limitation, disclosure in Exchange Act reports of the Committee's approval of non-audit services to be performed by the Auditors) or otherwise required by the rules of the Nasdaq National Market or other applicable securities laws, rules and regulations.

                  e. Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments used in preparation of the Company's financial statements.

                  f. Discuss with the Company's management and internal audit staff and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the Company's financial statements.

         3.       Internal and Independent Audit Process

                  a. Take sole responsibility for the appointment, compensation and oversight of the work of the Auditors (including resolution of disagreements between management of the Company, the Company's internal audit staff and the Auditors regarding financial reporting or the preparation of the Company's financial statements) for the purpose of preparing or issuing an audit report or related work.

                  b. Pre-approve all auditing services and permissible non-audit services set forth in Section 202 of the S-O Act provided to the Company by the Auditors. The Committee shall also be responsible for approving the fees and other compensation to be paid to the Auditors for all such services. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next meeting.

                  c. Review on all annual basis all relationships the Auditors have with the Company to determine their independence and effectiveness. The Auditors shall annually provide to the Committee a written statement delineating all such relationships. On an annual basis obtain and review a report from the Auditors describing the Auditors' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

                  d. Review the annual audit plan of the Auditors and evaluate their performance.

                  e. Review the experience and qualifications of the senior members of the Auditors' team.

                  f. Obtain and review a report from the Auditors at least annually as to (1) all critical accounting policies used by the Company, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management and internal audit staff, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Auditors; and (3) other material written communications between the Auditors and the Company's management or internal audit staff, including management letters and schedules of unadjusted differences. Material written communications between the Auditors and the Company's management or internal audit staff shall be sent directly to the Committee Chairman simultaneously with the submission of such communications to the Company's management or internal audit staff.

                  g. Require the rotation of the lead audit partner and concurring partner on a regular basis in accordance with the requirements of the Exchange Act, but in any event at least every five years.

                  h. Review the Company's hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.

                  i. Review with the Auditors and the Company's management and internal audit staff the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

                  j. Following completion of the annual audit, review with the Company's management and internal audit staff and the Auditors any significant difficulties encountered during the course of the audit and any recommendations they have with respect to changes or improvements in financial or accounting practices.

         4.       Financing and Capital Structure

                  a.       Review capital expenditure and financing plans.

                  b. Recommend the dividend policy to the Board of Directors.

                  c. Advise the Board of Directors and management with respect to the Company's capital structure and related corporate financial matters, including financing alternatives and strategies, and make recommendations to the Board of Directors with respect to the financing of the Company.

         5.       Other Functions

                  a. Review this Charter at least annually and as conditions dictate and recommend to the Board any necessary or desirable amendments, and make recommendations with respect to their approval, amendment or rejection to the full Board.

                  b. Review and pre-approve related-party transactions, conflicts of interest between Board members, the Company's management or beneficial owners of greater than 5% of the Company's outstanding shares of common stock or any member of the immediate family of any of the foregoing persons, on the one hand, and the Company, on the other hand, and any repurchases by the Company of its equity securities.

                  c. Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                  d. Perform an annual evaluation of the Committee to determine whether it is functioning effectively.

                  e. Investigate any other matter brought to its attention within the scope of its duties that it deems appropriate for investigation.

                  f. Have the authority to engage and determine funding for outside legal, accounting or other advisors as it deems necessary to carry out its functions.

                  g. Perform such other functions as assigned or required by the Company's certificate of incorporation or bylaws, the Board of Directors, federal and state securities laws, the rules of the Nasdaq National Market and any other applicable laws, rules or regulations.

D.       Meetings

         The Committee shall hold at least four (4) regular meetings per year and any special meetings as may be called by the Chairman of the Committee or at the request of the Auditors or the Company's management or internal audit staff. Members of the Company's management and internal audit staff, the Auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the Auditors and the Company's management and internal audit staff in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all the members. Except as otherwise provided herein, a quorum for Committee meetings shall consist of two (2) members.

         The Chairman of the Committee shall set the agenda of each Committee meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each Committee meeting. The Chairman will also cause to be promptly prepared and circulated to the Committee members minutes of each Committee meeting.

E.       Communication with the Board of Directors

         The Committee shall, after each meeting, promptly report its activities, findings and conclusions to the full Board of Directors, including providing copies of the minutes to the full Board.

January 2003

                                                              Please
                                                              Mark Here
                                                              for Address    |_|
                                                              Change or
                                                              Comments
                                                              SEE REVERSE SIDE

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1. To elect the following nominees as Directors of the Company to serve for terms of three years or until their successors are elected and qualified.

        FOR all nominees listed                 WITHHOLD AUTHORITY
          (except as marked to               to vote for all nominees
              the contrary)                        listed below

                  |_|                                   |_|

Nominees for Directors:
Class I -- (Term of Office Expires in 2006): 01 James J. Kerley,
           02 John F. Logan, 03 Charles F. Pollnow

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space below:

--------------------------------------------------------------------------------

BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2

2. Approval of proposal recommending that the Board rescind the Company's Rights Agreement (also referred to as a "poison pill").

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

            Please mark this box if you plan to attend the meeting           |_|

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" all nominees listed in Proposal 1, "AGAINST" Proposal 2 and in the discretion of the proxies on such other business as may properly come before the meeting.

Dated: _____________________________________________________________________2003


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Please date and sign exactly as your name(s) appears on the stock certificate.
If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy votes all shares held in all capacities unless specified.

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                                     [LOGO]

                                October ___, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders which will be held at DT Industries, Inc.'s corporate headquarters, 907 W Fifth Street, Dayton, Ohio 15407 at 10:00 a.m., Eastern Standard Time, on Wednesday, October 29, 2003. Enclosed you will find the formal Notice of Annual Meeting and Proxy Statement.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and promptly return the attached proxy form above.

      We hope that you will attend and look forward to seeing you there.


/s/ James J. Kerley                        /s/ Stephen J. Perkins

James J. Kerley                            Stephen J. Perkins
Chairman of the Board                      President and Chief Executive Officer

                               DT INDUSTRIES, INC.

                                      PROXY

                         Annual Meeting October 29, 2003

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of DT Industries, Inc. (the "Company"), each dated October __, 2003, and the Annual Report for the Fiscal Year ended June 29, 2003, and appoints JOHN M. CASPER with full power of substitution, the proxy and true and lawful attorney-in-fact of the undersigned to vote all shares of stock of said Company which the undersigned is entitled to vote at the 2003 Annual Meeting of the Stockholders of the Company to be held at the Company's corporate headquarters, 907 W. Fifth Street, Dayton, Ohio 45407, on October 29, 2003, at 10:00 a.m., Eastern Standard Time and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

                           (continued on reverse side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
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